Dashible

Dashible connects and builds long-lasting relationships between consumers and local retailers through an integrated deals and loyalty platform.


Fitness Gym
Thanks for Being a Loyal Customer
REDEEM

Invest

$100 minimum investment

Deadline April 30, 2021
in 13 days

Share Price
$4

Total Raised
$36,096

Valuation
$4,101,108

4(a)(6) offering provided by Netcapital Funding Portal, Inc. Security transfer functionality provided by Netcapital Systems LLC.

INTRODUCTION

Dashible helps consumers find deals, discounts and promotions at local businesses in New York and New Jersey (expanding nationally in 2021) and provides businesses with the opportunity to reach new customers, create customer loyalty and increase revenue.

WHY YOU SHOULD INVEST

- Deals have proven to be one of the best ways to get new customers in the door. But, if they only come once, what is the real benefit? Existing loyalty programs focus on customers that businesses already have. Deals and loyalty should be symbiotic for maximum effectiveness.
- Dashible integrates deals and loyalty in a single SaaS platform to help businesses find new customers and keep them coming back. We are building out our artificial intelligence to make the platform predictive and present customers with deals and loyalty programs that they are likely to actually desire. We offer easy and fun-to-use apps for both local retailers and consumers.

PROBLEM

Local retailers have a difficult time finding new customers on a limited budget and keeping existing customers long term. Businesses are forced to use several different tools that don't work together, are often too expensive, are 100% manual and don't collect the valuable data that the business needs. To promote deals/promotions many of these businesses use tools like daily deal platforms that force a deep-discount, are extremely expensive due to revenue sharing and typically only attract one-time customers and posting to social media which is only seen by people that already follow them. For loyalty, they revert to manual tools like printing paper loyalty cards that customers lose or using expensive loyalty platforms that require another device on the counter or programs that require integration with their point of sale system that may not capture customers that pay in cash. We are continuing to build a platform that enables business to interact with and get a better understanding of customers through data and artificial intelligence throughout the entire customer lifecycle.

Problem


Deals & Loyalty Synergy
Then
vs
Now
Offering Deals
- Daily Deal Sites
- Posting to Social Media
- Email Campaigns
- Flyers
Encouraging Loyalty
- Stand Alone Hardware/Software
- Point of Sale System
- Paper Loyalty Cards
Integrated Deals & Loyalty
Dashible
1 Platform
100% Digital
No New Hardware
One Place for Data
More Features Coming Soon

Historically, deals have been used to attract new customers who tend to not return, while loyalty programs have been used to keep existing customers coming back.

SOLUTION

We plan to start by helping businesses attract new customers via deals, promotions and digital loyalty cards. This way, businesses can optimize the lifetime value of their customers by offering increasingly valuable rewards determined by the business.

Solution



360 Degree Customer Engagement
New Customers
Dashible Deals
Dashible
Continual Engagement
Push Notifications
Email & SMS(Coming Soon)
Existing Customers
Dashible Loyalty

Through our 100% digital platform, we put the control in the hands of the business owners. Dashible makes it easy and affordable to create custom deals that work for their specific business needs, whenever they want to. Our app allows our business owners to interact with customers even when they are not in the store. Deals can be created instantly to allow businesses to react to current happenings in their area.

We have built a unique digital loyalty offering that works with our deal service allowing businesses to create custom loyalty programs and provide incentives (deals) for customers to make repeat visits. They can provide increasing valuable rewards for their best customers.

One of the most powerful things about Dashible is that all our services work together to help businesses increase revenue while saving time and money and collecting valuable data about their customers' behaviors.

Of course, we also provide value for the customers. We have developed a fun and engaging app that allows customers to easily find new deals and loyalty programs in their area by swiping right for deals they like and left on deals they don't. This gives us more information about their interests. There will be no more need to search through lists of businesses. Dashible will do that for you.

Solution



Dashible
Customer Acquisition
& Retention
Custom
Loyalty
Dashible
Custom
Deals
Artificial
Intelligence

Solution

The Dashible Ecosystem


Loyalty Options
Deal Options
Dashible
Data, Analytics & Artificial Intelligence

Business Benefits

Business Benefits

Dashible helps local retailers leverage technology to configure custom deal and loyalty programs to fit their specific business needs. We enable them to find new customers, build long-lasting relationships with them while saving time, money and collecting valuable data.

Control

Easily Customizable

Cost

Affordable

Speed

Create and Promote Deals in Real-Time

Get Started in Less Than 10 Minutes

Digital

100% Digital

Robust Data

Artificial Intelligence

Customer Benefits

Customer Benefits

The Dashible consumer app helps customers have fun while finding new things to see, eat and do while saving money and earning rewards. The Dashible app is gamified, location-based and learns your likes and dislikes to provide you with deals that you are actually interested in.

Engaging

Have Fun Swiping Left/Right on Deals

Cost

Free

Smart

Location Aware

Learns Your Preferences

Digital

No Lost or Forgotten Loyalty Cards

Loyalty

Loyalty



My Loyalty Cards
Joe's Cafe
Find Other Programs
VS
FREE
coffee

Digital		Paper
✓	Setup in Minutes	✗
✓	No Card Inventory to Manage	✗
✓	Know Who Your Best Customers Are	✗
✓	Graduated Rewards	✗

✓	No Lost Cards	✗
✓	Data & Analytics	✗
✗	Outdated	✓

Deals

Deals

Dashible VS GROUPON

✓	Setup in Minutes	✗
✓	No Revenue Share	✗
✓	Launch Deals in Real-Time	✗
✓	Multiple Deal Types	✗
✓	Limit Redemptions	✗
✓	Data & Analytics	✗
✗	Outdated	✓

BUSINESS MODEL

Dashible plans to make money by charging businesses an affordable monthly subscription fee at the silver, gold or platinum tier. We offer a free trial to allow businesses to get to know us and see the value of our services before committing to a subscription.

Business Model



Dashible
How We Make Money
Trial
Free
2 Deal Campaigns
1 Loyalty Level
1 Location
Silver
$49/Mo
2 Deal Campaigns
99 Loyalty Levels
2 Locations
Gold
$89/Mo
6 Deal Campaigns
99 Loyalty Levels
3 Locations
Platinum
$129/Mo
8 Deal Campaigns
99 Loyalty Level
4 Locations

MARKET

The market for deals and loyalty programs used by small to medium-sized businesses exceeds $100B. The Dashible addressable market is $45B, which is focused on the 10MM local retailers that have a digital presence. We have built the platform to be self-service, secure and scalable to allow us to grow rapidly.

Market



TAM
$105B
Total
Addressable Market
SAM
$45B
Serviceable
Addressable Market

PROGRESS

- Launched Dashible Deals
- Launched Dashible Loyalty
- Released iOS and Android Apps for consumers
- Graduated from Founder Gym Accelerator
- Launched the Dashible open API and secured our first integration partner EatOkra
- Signed up over 330 businesses in NYC
- Received a $5,000 grant from the Coalition to Back Black Businesses Fund
- Received a $10,000 grant from BeyGOOD's Black-Owned Small Business Impact Fund
- Selected to be a part of EY's Entrepreneurs Access Network

MEDIA MENTIONS

AfroTech

AFROTECH

"Two Black and Veteran-Led Tech Startups Integrated Their Platforms to Benefit Black-Owned Restaurants" - AfroTech.com

Black Enterprise

BLACK ENTERPRISE

"Two Black-Owned Startup Tech Firms Partner To Benefit Black Restaurants" - BlackEnterprise.com

TEAM

Our co-founders have known each other for over 15 years and have worked on numerous projects together over the years.. Prior to Dashible, they co-founded CipherLink that merged with iKobo and subsequently built it to a global business before it was acquired by M2 Financial. Marvin and Tony both have startup, Fortune 500 and military experience giving them diverse backgrounds spanning different industries and working environments.





Marvin Johnson

CEO

Prior to Dashible Marvin served as Head of Payments & Treasury at Mezu and spent 8 years at Mastercard where he held several roles including VP of Product Development, VP Product Management and Director of Product Development. Prior to Mastercard, Marvin co-founded Cipherlink that merged with iKobo and led iKobo as CEO. iKobo was one of the first fintechs and the first global card-based remittance platform. iKobo grew to a global business with Visa prepaid cards issued to customers in over 120 countries. After iKobo was acquired Marvin co-founded and served as VP of Operations of RTP FInancial Services (dba PayPartners) an provider of payroll card services that grew to having over 300 businesses customers onboard prior to being acquired by Transcard. Marvin also spent time as a nuclear submarine officer in the US Navy. Marvin earned a BS in Materials Engineering from the University of Florida and a MBA in Decision Sciences from Georgia State University.

Tony Carter

CTO

Tony has over 20 years experience in technology and information security and is a Certified Information Security System Security Professional (CISSP). Prior to Dashible Tony founded and served as a principal consultant at iTrust Labs where he specialized in PCI gap analysis, penetration testing and host/infrastructure security hardening. Tony co-founded CipherLink, a provider of encrypted messaging and email where he served as CTO. CipherLink was subsequently merged with iKobo where Tony also served as CTO. At iKobo, Tony architected and managed the security of iKobo's global money transfer platform. iKobo was acquired by M2 Financial. Tony also spent time in the US Air Force as an information security specialist where he designed and architected secure systems for several government organizations including DARPA.

TESTIMONIALS



"Dashible has helped me get more customers into my business. We have run several Dashible Deals and Dashible helped us to do two customer events. I really like how easy it is to use and how we are able to keep customers coming in."

Ming, Owner of Squarrel Cafe

Brooklyn, NY


FILA

"The Dashible Team has been great to work with. We were able to create a couple deals that worked really well for us. We will definitely be using the loyalty program."

Mohammed, Owner of Brooklyn Baklava
Brooklyn, NY



"We ran a promotion with Dashible and had a line of customers all the way down the block. We are looking forward to doing it again and we will definitely be working with them (Dashible) as we open up more BK Lobster locations in New York and other cities."

Edward, Owner BK Lobster
Brooklyn, NY


Kappa

"We did a 1-day BOGO deal with Dashible and had a great turnout. Dashible is now part of our regular marketing strategy. It's a great way to boost foot traffic and reach customers from other neighborhoods."

Jonathan Acosta, Owner Infit Nutrition
Brooklyn, NY

USE OF PROCEEDS

If the offering's maximum amount of $250,000 is raised:

Use	Value	% of Proceeds
Payroll	$137,000	54.8%
Sales/Marketing	$72,300	28.9%
Technology	$28,450	11.4%
Intermediary fees	$12,250	4.9%

TERMS

This is an offering of Common Stock, under registration exemption 4(a)(6), in Dashible, Inc.. This offering must raise at least $10,000 by April 30, 2021 at 12:59am ET. If this offering doesn't reach its *target*, then your money will be refunded. Dashible may issue additional securities to raise up to $250,000, the offering's *maximum*.

$36,096 raised!

$10,000 minimum

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

1,087,777 shares
× $4 per share

$4,351,108 implied valuation

PITCH DECK


Dashible
Open
Download

FINANCIALS

- Income statement
- Balance sheet
- Cash flow statement
- Change in equity statement
- Executive certification

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

- Latest offering statement

We're also required to share links to each of the SEC filings related to this offering with investors.

- Form C on December 14, 2020
- Form C/A on December 14, 2020
- Form C/A on February 4, 2021

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
- Facebook
- Twitter
- Instagram

UPDATES

- Mar 3, 2021 — We are happy to announce that Dashible has been...
- Mar 2, 2021 — Dashible is holding our first multiple-business...
- Feb 10, 2021 — We were accepted on the the Google Start on...
- Feb 4, 2021 — Filed Form C/A
- Jan 22, 2021 — Since last summer there has been a marked...
- Dec 14, 2020 — Primary offering of 62,500 shares at $4
- Dec 14, 2020 — Filed Form C/A
- Dec 14, 2020 — Filed Form C

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